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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                F O R M   8 - K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   February 2, 1996
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                             Harris Bankcorp, Inc.
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             (Exact name or registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)




       0-18179                                             36-2722782
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(Commission File Number)                       (IRS Employer Identification No.)



111 West Monroe Street, Chicago, Illinois                    60603
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 (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code          312-461-2121
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Item 1.  Changes in Control of Registrant.

              Not applicable


Item 2.  Acquisition or Disposition of Assets.

              Not applicable


Item 3.  Bankruptcy or Receivership.

              Not applicable


Item 4.  Changes in Registrant's Certifying Accountant.

              Not applicable



Item 5.  Other Events.

     To support continued growth and expansion, Harris Bankcorp, Inc. increased its regulatory capital base by $40 million, effective December 27, 1995.
Harris Bankcorp issued $180 million of 7.25% fixed rate, callable, perpetual preferred stock and $65 million of twelve-year, 6.5% fixed rate, subordinated debt to its immediate parent company, Bankmont Financial Corp., a wholly-owned subsidiary of Bank of Montreal. Concurrently, Harris Bankcorp declared a $205 million special dividend, reducing common equity.

     On January 11, 1996, Harris Bankcorp announced the sale of its securities custody and related trustee services business for large institutions to Citibank N.A. and Citibank F.S.B. The impact of this decision on Harris Bankcorp's financial position and future results of operations is not expected to be material. A copy of the press release dated January 11, 1996 relating to this transaction is attached as an exhibit to this Form 8-K.


Item 6.  Resignations of Registrant's Directors.

     Not applicable



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Item 7.  Financial Statements and Exhibits.

     Not applicable


Item 8.  Change in Fiscal Year.

     Not applicable





































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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              HARRIS BANKCORP, INC.
                                                  (REGISTRANT)




                                              By         Paul R. Skubic
                                                  --------------------------
                                                         Paul R. Skubic


                                              Its   Chief Accounting Officer
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Date  February 2, 1996
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